Exhibit 99.1

Immediate Release

Margaret B. Zminda
Treasurer and Director
Investor Relations
(215) 517-2010

SPS TECHNOLOGIES ANNOUNCES SECOND QUARTER EARNINGS

Jenkintown, PA - July 30, 2003 - SPS TECHNOLOGIES, INC. (NYSE - ST) reports that net earnings for the second quarter of 2003 were $6.1 million or $0.47 per diluted share, an increase of $0.5 million or $0.05 per diluted share over the net earnings reported for the second quarter of 2002 of $5.6 million or $0.42 per diluted share. The Company recorded pre-tax operating losses of plants to be closed and other restructure related costs totaling $0.6 million for the second quarter, $0.4 million after-tax or $0.03 after-tax per diluted share. In the second quarter of 2002, the Company recorded pre-tax charges of $1.5 million, $1.1 million after-tax or $0.08 after-tax per diluted share. These charges included pre-tax operating losses of plants to be closed and other restructuring related costs, net of a benefit associated with the settlement of a previously accrued trial court judgment. Proforma net earnings before restructure related costs for the second quarter of 2003 were $6.5 million or $0.50 per diluted share. This compares to proforma net earnings before restructure related costs and legal settlement impacts of $6.7 million or $0.50 per diluted share reported for the second quarter of 2002. A reconciliation of proforma net earnings before restructure related costs and legal settlement impacts to reported net earnings appears in the financial schedules which accompany this news release.

Net sales for the second quarter were $214.2 million compared to $215.6 million last year. For the second quarter, the Company realized lower revenues and operating margins in the Aerospace Fasteners and Components segment and the Magnetic Products segment in comparison to the same period a year ago. These results reflect continued weakening of end-market demand for aerospace products along with weakness in demand for products serving the reprographics market. The impact of these reductions was largely offset by improved revenues and margins in both the Specialty Materials and Alloys segment and the Engineered Products segment compared to the second quarter of 2002.

Incoming orders for the second quarter were $200.3 million, an 8% reduction from the $218.7 million reported a year ago. This reduction was primarily due to reductions in orders in the Magnetic Products segment, where orders were down $10.9 million, or 37%, from the level recorded in the second quarter of 2002. In addition, orders for the Aerospace Fasteners and Components segment were down $6.4 million, or 8%, from the second quarter of 2002. Backlog at June 30, 2003 was $282.2 million, up 1% from December 31, 2002.

For the six months ended June 30, 2003, incoming orders were $427.4 million compared to $420.5 million for the same period a year ago. Net sales were $426.8 million compared to $423.7 million for the first six months of 2002. Net earnings for the first half of 2003 were $11.1 million or $0.85 per diluted share compared to $8.7 million or $0.65 per diluted share for the same period in 2002. Proforma net earnings before restructure related costs for the first half of 2003 were $12.0 million or $0.92 per diluted share. This result compares to proforma net earnings of $12.4 million or $0.93 per diluted share for the same period a year ago, which excludes restructure related costs and legal settlement impacts. A reconciliation of proforma net earnings before restructure related costs and legal settlement impacts to reported net earnings appears in the financial schedules which accompany this news release.

As of June 30, 2003, the Company had cash balances of $68.6 million and total debt of $222.6 million. The ratio of net debt to total capitalization was 30% at June 30, 2003, down from 31% at the end of the first quarter of 2003.

SPS Technologies, Inc. will hold its Second Quarter 2003 Financial Results conference call at 11:00 AM (EDT) on Thursday, July 31, 2003. The conference call is open to the public and can be accessed via dial-in. Access numbers are as follows: 1-888-203-1112 for U.S. and Canadian callers or 1-719-457-0820 for International callers. Callers are requested to identify that they wish to participate in the SPS Technologies, Inc. Conference Call and to reference the Conference I.D. - 302542. It is recommended that participants dial in approximately 10 minutes prior to the scheduled start time for the call. A replay of the call will be available 24 hours a day beginning at 3:00 PM on July 31, 2003 until Thursday, August 7, 2003 by calling the following access numbers: 1-888-203-1112 for U.S. and Canadian callers or 1-719-457-0820 for International callers. The Conference I.D. required to access the replay of the call is 302542. In addition, a replay of the call can be accessed under Corporate Presentations in the Investor Relations section of the Company's website (www.spstech.com).

This news release contains statements, which may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect SPS Technologies' current views about future events and financial performance. Investors should not rely on forward-looking statements because they are subject to a variety of assumptions, risks and uncertainties that could cause actual results, performance or achievements of SPS Technologies to differ materially from the Company's expectations. The Company's actual results could differ materially from those mentioned in such forward-looking statements as a result of the risks associated with the Company's business, changes in general economic conditions, and changes in the assumptions used in making the forward-looking statements. The Company expressly does not undertake any duty to update forward-looking statements and does not undertake any obligation to publicly release any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this news release. Additional information regarding these risk factors and uncertainties is detailed in the Company's Securities and Exchange Commission filings.

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SPS TECHNOLOGIES, INC

SPS TECHNOLOGIES, INC.
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited--Thousands of dollars, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Net sales	$ 214,193	$ 215,605	$ 426,810	$ 423,658
Cost of goods sold	175,853	177,478	351,955	350,132
Gross Profit	38,340	38,127	74,855	73,526
Selling, general and
administrative expense	25,254	24,368	50,285	50,932
Restructurings &
impairments	0	900	0	900
Operating earnings	13,086	12,859	24,570	21,694
Other income (expense):
Interest income	161	198	459	418
Interest expense	(4,141)	(4,660)	(8,219)	(9,272)
Other, net	(76)	(77)	(360)	(230)
Earnings before income taxes	9,030	8,320	16,450	12,610
Provision for income taxes	2,950	2,730	5,360	3,930
Net earnings	$ 6,080	$ 5,590	$ 11,090	$ 8,680
Earnings Per Share:
Basic	$ 0.47	$ 0.42	$ 0.86	$ 0.66
Diluted	$ 0.47	$ 0.42	$ 0.85	$ 0.65
Shares used to compute:
Basic EPS	12,920	13,154	12,954	13,137
Diluted EPS	12,989	13,288	13,017	13,262

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SPS TECHNOLOGIES, INC.
PRO FORMA STATEMENTS OF CONSOLIDATED OPERATIONS
EXCLUDING CHARGES LISTED BELOW
(Unaudited--Thousands of dollars, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Net sales	$ 214,193	$ 215,605	$ 426,810	$ 423,658
Cost of goods sold	175,853	177,478	351,955	350,132
Gross Profit	38,340	38,127	74,855	73,526
Selling, general and
administrative expense	24,637	23,782	48,945	46,172
Operating earnings	13,703	14,345	25,910	27,354
Other expense, net	4,056	4,539	8,120	9,084
Earnings before income
taxes	9,647	9,806	17,790	18,270
Provision for income taxes	3,135	3,102	5,762	5,872
Proforma net earnings	$ 6,512	$ 6,704	$ 12,028	$ 12,398
Proforma diluted EPS	$ 0.50	$ 0.50	$ 0.92	$ 0.93
Reconciliation of Pro Forma to Reported Net Earnings
Proforma net earnings	$ 6,512	$ 6,704	$ 12,028	$ 12,398
Net of tax:
Restructurings &
impairments	0	(690)	0	(690)
Other restructure
related charges	(432)	(816)	(938)	(1,700)
Legal settlement charges	0	392	0	(1,328)
Reported net earnings	$ 6,080	$ 5,590	$ 11,090	$ 8,680
Diluted EPS	$ 0.47	$ 0.42	$ 0.85	$ 0.65
Shares used to compute:
Diluted EPS	12,989	13,288	13,017	13,262

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SPS TECHNOLOGIES, INC.
SEGMENT INFORMATION
(Unaudited--Thousands of dollars)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Incoming Orders:
Aerospace Fasteners
and Components	$72,545	$78,985	$154,087	$144,203
Engineered Fasteners
and Components	77,507	77,017	157,128	151,535
Specialty Materials
and Alloys	31,412	32,882	70,950	65,445
Magnetic Products	18,869	29,812	45,209	59,280
	$200,333	$218,696	$427,374	$420,463
Net Sales:
Aerospace Fasteners
and Components	$75,576	$77,484	$152,959	$154,700
Engineered Fasteners
and Components	80,635	77,321	158,021	147,035
Specialty Materials
and Alloys	34,184	32,594	65,592	65,750
Magnetic Products	23,798	28,206	50,238	56,173
	$214,193	$215,605	$426,810	$423,658
Operating earnings:
Aerospace Fasteners
and Components	$6,099	$5,575	$11,896	$12,253
Engineered Fasteners
and Components	4,310	3,425	7,805	5,854
Specialty Materials
and Alloys	4,811	4,371	8,267	8,535
Magnetic Products	1,156	2,668	3,162	1,342
Unallocated
Corporate Cost	(3,290)	(3,180)	(6,560)	(6,290)
	$13,086	$12,859	$24,570	$21,694

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SPS TECHNOLOGIES, INC.
SEGMENT INFORMATION
(Unaudited--Thousands of dollars)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Pro Forma operating earnings excluding legal settlement charges and expenses and wind-down losses related to restructure actions:
Aerospace Fasteners
and Components	$6,099	$6,521	$11,896	$13,905
Engineered Fasteners
and Components	4,911	4,593	9,045	7,444
Specialty Materials
and Alloys	4,811	4,371	8,267	8,535
Magnetic Products	1,172	2,040	3,262	3,760
Unallocated
Corporate Cost	(3,290)	(3,180)	(6,560)	(6,290)
	13,703	14,345	25,910	27,354
Legal settlement charges	0	670	0	(2,150)
Expenses and wind-down
losses related to
restructure actions	(617)	(2,156)	(1,340)	(3,510)
Reported operating
earnings	$13,086	$12,859	$24,570	$21,694